CERTIFICATE OF AMENDMENT
                                  OF CHARTER
                                      OF
                 PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

Under Section 1205 of the Insurance Law of the State of New York and
Section 805 of the Business Corporation Law of the State of New York

Pursuant to the provisions of Section 1206 of the Insurance Law of the State of New York, the undersigned President and Secretary of Preferred Life Insurance Company of New York hereby certify:

1. The name of the Corporation is Preferred Life Insurance Company of New
York.

2. The Charter of the Corporation was filed with the Insurance Department of the State of New York in December 21, 1982.

3. The amendment to the Charter effected by this certificate is to amend
Article V, Section 6, to effect a change in the director residency requirements to conform to New York Law, Article 12, Section 1201.

4. In order to effect such amendment, Article V, Section 6 of the Charter is amended in its entirety to read as follows:

SECTION 6: At all times a majority of the directors shall be citizens and residents of the United States, not less than three (3) thereof, shall be residents of the State of New York, and each director shall be at least eighteen (18) years of age.

5. The amendment of the Charter of the Corporation was authorized by unanimous consent of the Board of Directors of the Corporation at a meeting of the Board held on September 16, 1988 at Minneapolis, Minnesota in accordance with Section 1206 of the New York Insurance Law and Section 708(b) of the Business Corporation Law of the State of New York, followed by the unanimous consent of the sole shareholder of the Corporation at a special Shareholders Meeting held on September 16, 1988 at Minneapolis, Minnesota in accordance with Section 615(b) of the Business Corporation.

IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements herein are true under the penalties of perjury this 5th day of October, 1988.


PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

By:  /s/ Ronald Wobbeking
        _______________________
        Ronald Wobbeking - President

Attest: /s/ Alan A Grove
        ________________________
        Alan A Grove - Secretary



                     DECLARATION OF INTENTION AND CHARTER
                                      OF
                 PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

     We, the undersigned, all being natural persons of full age, and at least two-thirds of us citizens of the United States, and at least three (3) of us being residents of the State of New York, do hereby declare our intention to form a stock corporation for the purpose of doing the kinds of insurance business authorized by Paragraphs "1", "2" and "3", respectively, of
Section 46 of the Insurance Law of the State of New York, and for that purpose do hereby adopt the following charter:

                                  CHARTER

                                  ARTICLE I

                    The name of this Corporation shall be:
                 PREFERRED LIFE INSURANCE COMPANY OF NEW YORK


                                  ARTICLE II

    The principal office of this Corporation shall be located in the County of New York in the State of New York.

                                 ARTICLE III

    SECTION 1. The kind or kinds of insurance to be transacted by the Corporation are those kinds specified in Paragraphs "1", "2" and "3",
Section 46, of Article IV of the Insurance Law of the State of New York, as follows:

     1. "Life insurance," meaning every insurance upon the lives of human beings and every insurance appertaining thereto. The business of life insurance shall be deemed to include the granting of endowment benefits; additional benefits in the event of death by accident or accidental means;
additional benefits operating to safeguard the contract from lapse, or to provide a special surrender value, in the event of total and permanent disability of the insured; and optional modes of settlement of proceeds. Amounts paid to the Corporation for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the Corporation to one or more separate accounts pursuant to section two hundred twenty-seven.


     2. "Annuities," meaning all agreements to make periodical payments where the making or continuance of all or of some of a series of such payments, or the amount of any such payment, is dependent upon the continuance of human life, except payments made under the authority of paragraph one. Amounts paid to the Corporation to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the Corporation to one or more separate accounts pursuant to section two hundred twenty-seven.

     3. "Accident and health insurance," meaning (a) Insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workmen's compensation law, except as specified in subparagraph (b) following; and

             (b) Non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but not including insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

SECTION 2. The Corporation may also engage in the reinsurance of the kinds of insurance business it is authorized to do.

SECTION 3. The foregoing enumeration of specific kinds of insurance shall not be held to limit or restrict the powers of the Corporation to carry on any other business to the extent necessarily or properly incidental to such kinds of insurance.

SECTION 4. The Corporation shall have full power and authority to cede and assume reinsurance of any risks subject to the Insurance Law and the rules and regulations of the Insurance Department of the State of New York.

SECTION 5. The Corporation shall have and may exercise such other powers as are conferred upon it by law.

                                  ARTICLE IV

     The mode and manner in which the corporate powers of the Corporation shall be exercised is through a Board of Directors and through such Committees of the Board of Directors, officers and agents as such Board and the By-Laws of the Corporation shall empower.

                                ARTICLE V

SECTION 1. The number of the directors of the Corporation shall be not less than thirteen (13) nor more than twenty-three (23) and shall be determined by the provisions of the By-Laws. In no case shall the number of directors be less than thirteen (13). In no case shall a decrease in the number of directors shorten the term of any incumbent director.

SECTION 2. The directors shall be elected at each annual meeting of the stockholders of the Corporation, and the directors so elected shall hold office for one year and until their respective successors shall have been elected and shall have qualified. The directors shall be chosen and elected by a plurality of the whole number of shares voted.

SECTION 3. Any director may be removed with or without cause by the majority vote of the stockholders present in person or by proxy at any meeting of stockholders. Not less than one-third of the directors may call a Special Meeting for the purpose of removing any director for cause and at such Special Meeting so called, such director may be removed by the affirmative vote of two-thirds of the remaining directors.

SECTION 4. Whenever any vacancy in the Board of Directors shall occur by death, resignation, removal or otherwise, and whenever the number of directors is increased, such vacancy may be filled and such additional directors may be elected, for the remainder of the term in which such event shall happen, by a majority vote of the directors then in office in such manner as may be prescribed by the By-Laws.

SECTION 5. If the directors shall not be elected in any year at the annual meeting of stockholders as hereinabove provided, or if, because of a vacancy or vacancies on the Board of Directors, the number of the Board shall be less than thirteen (13), the Corporation shall not for that reason be dissolved, but every director shall continue to hold office and discharge his duties until his successor shall have been elected.

SECTION 6. At all times a majority of the directors shall be citizens and residents of the State of New York or of adjoining states, not less than three (3) thereof shall be residents of the State of New York, and each director shall be at least twenty-one (21) years of age.

                                  ARTICLE VI

              The annual meeting of shareholders shall be held on the Thursday following the first Tuesday on or after the first day of April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 10:30 o'clock a.m. or at such other hour as may from time to time be designated by the Board of Directors.

                                 ARTICLE VII

             Except as otherwise provided by law, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum. If, however, such majority shall not be represented at any meeting of the stockholders, the holders of a majority of the shares present or represented and entitled to vote thereat shall have power to adjourn the meeting from time to time without notice until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite number of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                                 ARTICLE VIII

       The names and post office residence addresses of the directors who shall serve until the first annual meeting of the Corporation, are as follows:

                    Post Office Residence Addresses
Lowell C Anderson   1731 S Victoria Road, Mendota Heights, MN
Howard E Barnhill   475 Highcroft Rd, Wayzata, MN
Alfred F Fox        64 Cotter Beech Rd, St James, NY
James J Furey       2 Wexler Court, Garnerville, NY
Alan A Grove        16385 Ringer Rd, Wayzata, MN
Thomas J Kilcher    19 Winding Hill Rd, Hopatcong, NJ
Edward A Magliaro   189 Valleyview Drive, Rockaway, NJ
Richard M. Martin   35 Skylark Lane, Stonybrook, NY
Edward A Monaco     31 N Nancy Place, N Massapequa, NY
Ralph I Oasheim     5168 Abercrombie Drive, Edina, MN
Ronald E Ryan       5909 Sun Road, Edina, MN
Wallace H Watkins   RD 1 Box 666 Pequest RD, Andover, NJ
Ronald L Wobbeking  2645 Fountain Lane, Plymouth, MN

                                  ARTICLE IX

          The duration of the corporate existence of this Corporation shall be perpetual.

                                  ARTICLE X

          The holders of stock of the Corporation shall not have any pre-emptive, preferential or other right to subscribe for or purchase or acquire any shares of any class of stock or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares of stock of any class or any other securities now or hereafter authorized and whether the same shall be issued for cash, services or property, or by way of dividend, or otherwise, other than such right, if any, as the Board of Directors in its discretion from time to time may determine; but all such shares of stock or other securities may be issued and disposed of by the Board of Directors, to the extent permitted by law, in such manner to such person or persons, on such terms, for such consideration and for such corporate purposes as the Board of Directors may deem advisable.

                                  ARTICLE XI

             The amount of the authorized capital of this Corporation shall be TWO MILLION ($2,000,000) DOLLARS, to consist of TWO HUNDRED THOUSAND (200,000) shares of stock of the par value of TEN ($10.00) DOLLARS per share.

                                 ARTICLE XII

          The Corporation may establish, maintain and operate offices and agencies and conduct business outside of the State of New York and in other states, countries, territories, dependencies, protectorates and in the District of Columbia, in such form and manner as the Board of Directors may determine.

                                 ARTICLE XIII

             The Board of Directors shall adopt By-Laws for its own regulation and that of the conduct of the business of the Corporation , which By-Laws shall not be inconsistent with this Charter or with the laws of the State of New York, and which By-Laws may be modified, rescinded or amended from time to time by majority vote of the Board of Directors at any special meeting called for that purpose, or at any regular meeting.

          IN WITNESS WHEREOF, we have hereunto subscribed our names and affixed our seals this 26th day of August, 1982.


/s/ Lowell C Anderson     /s/Richard M. Martin
________________________  ________________________
Lowell C. Anderson        Richard M Martin

/s/ Howard E. Barnhill    /s/ Edward A. Monaco
________________________  ________________________
Howard E Barnihll         Edward A. Monaco

/s/ Alfred F. Fox         /s/ Ralph I Oasheim
________________________  ________________________
Alfred F. Fox             Ralph I Oasheim

/s/ James J. Furey        /s/ Ronald E Ryan
________________________  _________________________
James J. Furey            Ronald E Ryan


/s/ Alan A Grove          /s/Wallace H Watkins
________________________  _________________________
Alan A Grove              Wallace H Watkins

/s/Thomas J Kilcher       /s/ Ronald L Wobbeking
________________________  _________________________
Thomas J Kilcher          Ronald L Wobbeking

/s/Edward A Magliaro
________________________
Edward A Magliaro